Exhibit 10.24

AMENDMENT TO EMPLOYMENT CONTRACT

This AMENDMENT is made as of the 28 day of April, 2005, between H. SHANE HAMMOND (hereinafter referred to as “Employee”) and TRX, Inc., a Georgia corporation (hereinafter referred to as the “Company”).

WHEREAS, Employee and the Company previously entered into that certain Employment Contract dated as of December 1, 2003, (the “Employment Contract”); and

WHEREAS, Employee and the Company desire to further amend certain terms and provisions of the Employment Contract;

NOW, THEREFORE, for and in consideration of the sum of Ten and no/100 Dollars ($10.00) in hand paid each to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company hereby agree to amend the Employment Contract as follows:

1. Section 2 of the Employment Contract is amended by deleting the paragraph and replacing it with the following:

Duties and Responsibilities. Employee shall be employed as Executive Vice President, Sales & Client Services, North America of the Company, reporting directly to the President & CEO of the Company. As Executive Vice President, Sales & Client Services, North America, Employee shall have responsibility for day-to-day responsibilities related to relationships with major customers of the Company, including operational oversight, strategic planning, financial forecasting, reconciliation and billing, sales expansion activities, and contract negotiation and compliance, in addition to any specific related duties and responsibilities as may be assigned to him by the President & CEO of the Company. In addition, during the Term of this Employment Contract, Employee shall be responsible for preparing and submitting to the Company at least ninety (90) days prior to the end of the Company’s calendar year an annual budget and business plan for the operation of the Company for the upcoming calendar year. Said annual budget and business plan either shall be approved as submitted, or modified, revised, or amended by the Company and delivered to Employee as the annual budget and business plan for the Company during the applicable calendar year. Employee agrees that he will not take any action inconsistent with the annual budget and business plan of the Company, as approved by the Company. It is expressly understood and agreed, however, that all actions, responsibilities, and authority of Employee are, at all times, subject to the power and authority of the Company and its President to direct, review, alter, amend and modify such actions, responsibilities, and authority.

2. Section 3(a) of the Employment Contract is amended to state that, effective as of April 1, 2005, Employee’s base salary is $225,000 annually.

3. Section 3(b) of the Employment Contract is amended to state that, effective as of April 1, 2005, Employee’s annual discretionary bonus target range is 0% - 50% of Base Salary.

4. Section 3(e) of the Employment Contract is amended by deleting the paragraph and replacing it with the following:

Automobile Allowance. Effective 1 April 2005, Employee shall receive a monthly allowance of $1,000.00 in cash to assist him in obtaining and maintaining an automobile for his business use. Employee shall be responsible for any and all costs and liabilities, including insurance, related to such automobile.

5. Stock options. Upon an initial public offering of the Company’s stock during the Term, Employee will be eligible to be considered for a grant of options to purchase the Company’s stock, in the Company’s sole discretion. The terms and conditions of any such options will be determined by the Company at the time of the grant.

6. Except as specifically amended herein, the Employment Contract, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

EMPLOYEE:

/s/ H. Shane Hammond
H. Shane Hammond

COMPANY:
TRX, INC.

By:	/s/ Norwood H. Davis, III
Printed Name: Norwood H. Davis, III
Title: President & CEO

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